FIRST AMENDMENT TO CREDIT AGREEMENT


               This First Amendment to Credit Agreement (the "First Amendment") is made as of August ___, 1998 and among ASSOCIATED ESTATES REALTY CORPORATION ("Borrower"); NATIONAL CITY BANK, as Managing Agent (the "Managing Agent"), for itself and on behalf of the Existing Banks (defined below); and FIRSTMERIT BANK, N.A. ("FirstMerit") and SOUTHTRUST BANK, N.A. ("SouthTrust"; FirstMerit and SouthTrust are sometimes collectively referred to as the "New Banks").

                                       RECITALS

               A. Pursuant to a Credit Agreement (the "Credit Agreement"), dated as of June 30, 1998, by and among Borrower, the Managing Agent, the Documentation Agent and the Banks identified on Schedule 1 thereof (the "Existing Banks"), the Existing Banks agreed to provide Borrower with a credit facility in the aggregate principal amount not to exceed Two Hundred Million Dollars ($200,000,000).

               B. Section 2.1(c) of the Credit Agreement provides that Borrower may request that the maximum principal amount of the credit facility provided by the Credit Agreement be increased to a principal amount not to exceed Two Hundred Fifty Million Dollars ($250,000,000) on the terms and subject to the conditions set forth therein.

               C. Borrower has requested an increase in the maximum principal amount of the credit facility provided by the Credit Agreement in accordance with the applicable requirements of the Credit Agreement, and FirstMerit and SouthTrust have agreed to become additional Banks under the Credit Agreement as contemplated by Section 2.1(c).

               NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Amendment agree as follows:

               1. Incorporation of Recitals; Capitalized Terms. The foregoing recitals to this First Amendment are incorporated herein by this reference. Capitalized terms which are used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

               2. Inclusion of FirstMerit as a Bank; Credit Commitment and the Maximum Commitment. (a) From and after August __, 1998 (the "Effective Date"), each of the New Banks shall be a Bank under the Credit Agreement; FirstMerit's Credit Commitment shall be in the amount of Ten Million Dollars ($10,000,000), and SouthTrust's Credit Commitment shall be in the amount of Twenty-Five Million Dollars ($25,000,000). Each of the New Banks acknowledges its receipt and approval of the Credit Agreement, and agrees that from and after the Effective Date it shall observe and perform all of the duties and obligations of a Bank in accordance with the requirements of the Credit Agreement.

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          Without limiting the generality of the foregoing, each New Bank hereby appoints National City Bank to serve as its Managing Agent under the Credit Agreement and the other Loan Documents, and to administer the Credit Agreement and the other Loan Documents as provided in the Credit Agreement.

               (b) FirstMerit's address and facsimile number for the delivery of notices under the Credit Agreement are as follows:

                    FirstMerit Bank, N.A.
                    123 West Prospect Avenue
                    Cleveland, Ohio  44115-1070
                    Facsimile No.: (216) 621-3201
                    Attn:  Peter D. Collins, Vice-President

               (c) SouthTrust's address and facsimile number for the delivery of notices under the Credit Agreement are as follows:

                    SouthTrust Bank, National Association
                    Sam Boroughs
                    Attn:  Corporate Banking - 11th Floor Tower
                    420 North 20th Street
                    Birmingham, Alabama  35203
                    Facsimile No.: (205) 254-8270

               (d) Giving effect to the inclusion of the New Banks as Banks as provided in this First Amendment, the term "Maximum Commitment", as used in the Credit Agreement, shall from and after the Effective Date mean the lesser of (i) Two Hundred Thirty-Five Million Dollars ($235,000,000), or (ii) the sum of the Credit Commitments, subject to increase in accordance with
          Section 2.1(c) of the Credit Agreement to an amount not to exceed Two Hundred Fifty Million Dollars ($250,000,000). From and after the Effective Date, Schedule 1 of the Credit Agreement shall be deleted in its entirety and shall be replaced with Schedule 1, attached to this First Amendment and made a part hereof by this reference.

               3. Certain Documents to be Executed by Borrower. Borrower shall, not later than the Effective Date, execute and deliver (a) to FirstMerit, a Ratable Promissory Note in the form attached hereto as Exhibit A and made a part hereof by this reference and a Competitive Bid Note in the form attached hereto as Exhibit B and made a part hereof by this reference; (b) to SouthTrust, a Ratable Note in the form attached hereto as Exhibit C and made a part hereof by this reference and a Competitive Bid Note in the form attached hereto as Exhibit D and made a part hereof by this reference; and (c) to each Existing Bank, a Substitute Competitive Bid Note in the respective forms attached hereto as Exhibits E-1 through E-7. Promptly after its receipt of such Substitute Competitive Bid Note, each Existing Bank shall legend the Competitive Bid Note presently held by it to reflect the replacement thereof by the Substitute Competitive Bid Note delivered to it as provided by this First Amendment.

               4. Ratification of the Credit Agreement. (a) Borrower warrants and represents to the New Banks, the Managing Agent and each Existing Bank that as of the Effective Date (i) the Credit

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          Agreement and each Loan Document is in full force and effect;
          (ii) there is no Default or Event of Default under the Credit Agreement; (iii) all of Borrower's representations and warranties under the Credit Agreement are true and correct; and (iv) Borrower has no offsets or claims against the Managing Agent or any Existing Bank under, in respect of, or in any way related to the Credit Agreement or any Loan Document.

               (b) Borrower hereby ratifies and affirms the Credit Agreement, as amended hereby, and agrees that as so amended the Credit Agreement shall continue in full force and effect.

               5. Execution by the Managing Agent. The Managing Agent has executed this First Amendment in its capacity as Managing Agent and for and on behalf each of the Existing Banks in accordance with the authority granted to it for such purpose under Section 2.1(c) of the Credit Agreement.

               6. Payment of Certain Costs and Fees. Borrower shall, on the Effective Date, pay to the Managing Agent (a) for the benefit of FirstMerit (i) a Closing Fee in an amount equal to Thirty-Seven Thousand Five Hundred Dollars ($37,500,000), and
          (ii) a Facility Fee in respect of the initial year of the term of the Credit Agreement in the amount of Fifteen Thousand Dollars ($15,000); and (b) for the benefit of SouthTrust (i) a Closing Fee in the amount of Ninety-Three Thousand Seven Hundred Fifty Dollars ($93,750), and (ii) a Facility Fee in respect of the initial year of the term of the Credit Agreement in the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500). Borrower shall, in addition, pay the costs and fees reasonably incurred by the Managing Agent in connection with this First Amendment, including but not limited to reasonable attorneys' fees.

                    7. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

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               IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


          ASSOCIATED ESTATES REALTY     NATIONAL CITY BANK,
          CORPORATION                     Managing Agent


          By:/s/ Martin A. Fishman      By:/s/ Gary L. Wimer

          Print Name:Martin A. Fishman  Print Name:  Gary L. Wimer

          Title:Vice President          Title:  Vice President



                                        FIRSTMERIT BANK, N.A.

                                        By:/s/ Peter D. Collins

                                        Print Name:  Peter D. Collins

                                        Title:  Vice President

                                        123 West Prospect Avenue
                                        Cleveland, Ohio  44115-1070
                                        (216) 621-3201



                                        SOUTHTRUST BANK, N.A.

                                        By:/s/ Samuel L. Boroughs

                                        Print Name: Samuel L. Boroughs

                                        Title: Commercial Loan Officer

                                        420 North 20th Street
                                        Birmingham, Alabama  35203
                                        (205) 254-5039

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                        ASSOCIATED ESTATES REALTY CORPORATION
                                 5025 Swetland Court
                             Cleveland, Ohio  44143-1467
                      Phone (216-261-5000) - Fax (216-473-8105)


          September 6, 1998

          Commerzbank AG, Chicago Branch
          Two World Trade Center
          New York, NY  10281-1050
          Attn:  Mr. Douglas Traynor

          Re: Credit Agreement originally dated as of June 30, 1998, among Associated Estates Realty Corporation, National City Bank, as Managing Agent, Bank of America National Trust and Savings Association as Documentation Agent, and the Banks Identified Therein.

          Gentlemen:

               Reference is made to the captioned credit agreement, as amended by Amendment No. 1 to Credit Agreement, dated as of August 6, 1998 (as so amended, the "Credit Agreement"). Capitalized terms which are used but not defined herein shall have meanings set forth in the Credit Agreement.

               We understand that Commerzbank AG, Chicago Branch ("Commerzbank"), intends to become a Bank under the Credit Agreement pursuant to Section 2.1 (d) thereof, with a Credit Commitment in the amount of $25,000,000, and that in connection with such inclusion Commerzbank has requested clarification with respect to certain provisions of Section 2.10 of the Credit Agreement. This letter will confirm that notwithstanding those provisions of Section 2.10(a) and 2.10(c) of the Credit Agreement, which extend the increased-cost protections set forth therein to "nationally chartered banking associations in the United States of America," Commerzbank (which you have advised us is a German banking corporation licensed to do business in the State of New York) will, from and after becoming a "Bank" under the Credit Agreement, be entitled to the benefits of the increased-cost protections afforded thereby to the same extent and upon the same terms and procedures as would apply if Commerzbank were a "nationally chartered banking association in the United States of America."

               Please feel free to contact the undersigned with any questions or comments. Please note that effective March 14, my telephone number changed to 216/797-8780; my fax number changed to 216/797-8719.

          Sincerely,

          ASSOCIATED ESTATES REALTY CORPORATION

          By:/s/ Martin A. Fishman
             Martin A. Fishman, Vice President


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